Exhibit 99.1

Bernard M. McPheely
303 Golden Wings Way
Greer, South Carolina 29650
Telephone: (864) 915-0912
E-mail: bernmcpheely@gmail.com

May 13, 2013

Via Electronic Mail and U.S. Mail

SCIO Diamond Technology Corporation, Inc.

Attn:                    Michael W. McMahon

Chief Executive Officer

411 University Ridge, Suite D

Greenville, S.C. 29601

RE:                          Resignation from the Board of Directors of SCIO Diamond Technology Corporation, Inc. (the “Corporation”)

Dear Michael:

Pursuant to Article II, Section 1(b) of the Corporation’s Bylaws, I hereby resign immediately from the Board of Directors of the Corporation. I am doing so because of substantial corporate governance disagreements. A more detailed letter regarding my resignation is being sent to the Board.

Sincerely,

/s/ Bernard M. McPheely
Bernard M. McPheely

cc: Edward S. Adams, Esq.
Michael R. Monahan, Esq.
Robert C. Linares
Theodorus Strous